EXHIBIT 21
Subsidiaries of the Registrant
As of February 26, 2019, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Caliper Life Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
3.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
4.	PerkinElmer CV Holdings, LLC	Delaware	PerkinElmer Global Holdings S.à r.l.
5.	PerkinElmer Diagnostics Holdings, Inc.	Delaware	PerkinElmer Holdings, Inc.
6.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
7.	PerkinElmer Informatics, Inc.	Delaware	PerkinElmer Holdings, Inc.
8	ViaCord, LLC	Delaware	PerkinElmer Diagnostics Holdings, Inc.
9.	VisEn Medical Inc.	Delaware	PerkinElmer Health Sciences, Inc.
10.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
11.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
12.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
13.	EUROIMMUN US Inc.	New Jersey	PerkinElmer Diagnostics Holdings, Inc.
14.	EUROIMMUN US Real Estate LLC	New Jersey	EUROIMMUN US Inc.
15.	Perten Instruments, Inc.	Nevada	PerkinElmer Health Sciences, Inc.
16.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Diagnostics Holdings, Inc.
17.	Bioo Scientific Corporation	Texas	PerkinElmer Holdings, Inc.
18.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
19.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc. (98%)[1]
20.	PerkinElmer Health Sciences (Australia) Pty. Ltd.	Australia	PerkinElmer Holdings Pty. Ltd.
21.	PerkinElmer Holdings Pty. Ltd.	Australia	PerkinElmer Diagnostics Global Holdings S.à r.l.
22.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
23.	Perten Instruments of Australia Pty Ltd.	Australia	Perten Instruments AB
24.	RHS Subsidiary Pty. Ltd.	Australia	PerkinElmer Health Sciences (Australia) Pty. Ltd.
25.	PerkinElmer Vertriebs GmbH	Austria	Wellesley B.V.
26.	PerkinElmer BVBA	Belgium	PerkinElmer Life Sciences International Holdings[2]
27.	EUROIMMUN Brasil Importação e Distribuição Ltda.	Brazil	EUROIMMUN Medizinische Labordiagnostika AG3
28.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer Diagnostics Global Holdings S.à r.l. (99%)[4]
29.	EUROIMMUN Medical Diagnostics Canada Inc.	Canada	EUROIMMUN Medizinische Labordiagnostika AG
30.	PerkinElmer Health Sciences Canada, Inc.	Canada	PerkinElmer Life Sciences International Holdings
31.	Perten Instruments Inc.	Canada	Perten Instruments AB
32.	Perkin Elmer Chile Ltda.	Chile	PerkinElmer Health Sciences, Inc. (68%)[5]
33.	Beijing OUMENG Biotechnology Co. Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
34.	Chengdu PerkinElmer Medical Laboratory Co., Ltd.	China	Suzhou PerkinElmer Medical Laboratory Co., Ltd.
35.	EUROIMMUN (Hangzhou) Medical Laboratory Diagnostics Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
36.	EUROIMMUN Medical Diagnostics (China) Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
37.	EUROIMMUN (Tianjin) Medical Diagnostic Technology Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
38.	Guangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
39.	Hangzhou EUROIMMUN Medical Laboratory Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
40.	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.	China	PerkinElmer IVD Pte Ltd.
41.	PerkinElmer Instruments (Suzhou) Co., Ltd.	China	Wellesley B.V.
42.	PerkinElmer Management (Shanghai) Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.
43.	PerkinElmer (Shanghai) Equity Investment Fund, L.P.	China	PerkinElmer Singapore Pte Ltd. (98%)[6]
44.	PerkinElmer (Shanghai) Equity Investment Fund Management Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
45.	Perten Instruments (Beijing) Co., Ltd.	China	Perten Instruments AB
46.	Shanghai Haoyuan Biotech Co., Ltd.	China	PerkinElmer Holding Luxembourg S.à r.l.
47.	Shanghai Spectrum Instruments Co., Ltd.	China	Wellesley B.V.
48.	Suzhou PerkinElmer Medical Laboratory Co., Ltd.	China	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd. (70%)[7]
49.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.
50.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
51.	PerkinElmer Finland Oy	Finland	Wallac Oy
52.	PerkinElmer Investments Ky	Finland	PerkinElmer Finance Luxembourg S.à r.l.[8]
53.	PerkinElmer Oy	Finland	Wellesley B.V.
54.	Wallac Oy	Finland	PerkinElmer Oy
55.	Bio Evolution SAS	France	EUROIMMUN France SAS
56.	EUROIMMUN France SAS	France	EUROIMMUN Medizinische Labordiagnostika AG
57.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
58.	Perten Instruments France SASU	France	Perten Instruments AB
59.	EUROIMMUN Medizinische Labordiagnostika AG	Germany	PerkinElmer Germany Diagnostics GmbH
60.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
61.	PerkinElmer chemagen Technologie GmbH	Germany	PerkinElmer Cellular Technologies Germany GmbH
62.	PerkinElmer Germany Diagnostics Financing GmbH	Germany	PerkinElmer Diagnostics Global Holdings S.à r.l.
63.	PerkinElmer Germany Diagnostics GmbH	Germany	PerkinElmer Global Diagnostics S.à r.l.
64.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Germany Diagnostics GmbH
65.	Perten Instruments GmbH	Germany	Perten Instruments AB
66.	PerkinElmer (Hong Kong) Ltd.	Hong Kong	PerkinElmer Holdings, Inc.
67.	Orchid Biomedical Systems Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd.
68.	PerkinElmer Health Sciences Pvt Ltd.	India	PerkinElmer IVD Pte Ltd. (91%)[9]
69.	PerkinElmer (India) Pvt Ltd.	India	PerkinElmer Singapore Pte Ltd.[10]
70.	Tulip Diagnostics Pvt Ltd.	India	PerkinElmer Holding Luxembourg S.à r.l. (99%)[11]
71.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
72.	PerkinElmer Israel Ltd.	Israel	PerkinElmer Holding Luxembourg S.à r.l.
73.	Dani Analitica S.r.l.	Italy	PerkinElmer Diagnostics Global Holdings S.à r.l.
74.	EUROIMMUN Italia Diagnostica Medica S.r.l.	Italy	EUROIMMUN Medizinische Labordiagnostika AG
75.	Perkin Elmer Italia SpA	Italy	Wellesley B.V.
76.	Perten Instruments Italia S.r.l.	Italy	Perten Instruments AB
77.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%)[12]
78.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer Diagnostics Global Holdings S.à r.l.
79.	PerkinElmer Diagnostics Global Holdings S.à r.l.	Luxembourg	PerkinElmer Global Holdings S.à r.l.
80.	PerkinElmer Finance Luxembourg S.à r.l.	Luxembourg	PerkinElmer Holding Luxembourg S.à r.l.
81.	PerkinElmer Global Diagnostics S.à r.l.	Luxembourg	PerkinElmer Global Financing S.à r.l.
82.	PerkinElmer Global Financing S.à r.l.	Luxembourg	PerkinElmer Global Holdings S.à r.l.
83.	PerkinElmer Global Holdings S.à r.l.	Luxembourg	PerkinElmer Holdings, Inc.
84.	PerkinElmer Holding Luxembourg S.à r.l.	Luxembourg	PerkinElmer Diagnostics Global Holdings S.à r.l.
85.	DNA Laboratories Sdn. Bhd.	Malaysia	Perkin Elmer Sdn. Bhd.
86.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer Diagnostics Global Holdings S.à r.l.
87.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc.[13]
88.	Delta Instruments B.V.	Netherlands	PerkinElmer Health Sciences B.V.
89.	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
90.	PerkinElmer International C.V.	Netherlands	PerkinElmer Global Holdings S.à r.l.[14]
91.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
92.	Wellesley B.V.	Netherlands	PerkinElmer Holding Luxembourg S.à r.l.
93.	PerkinElmer Norge AS	Norway	Wallac Oy
94.	Perkin-Elmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
95.	EUROIMMUN Polska Spólka z o.o.	Poland	EUROIMMUN Medizinische Labordiagnostika AG
96.	PerkinElmer Polska Sp z o.o.	Poland	Wellesley B.V.
97.	PerkinElmer Shared Services Sp z o.o.	Poland	Wellesley B.V.
98.	EUROIMMUN Portugal Unipessoal Lda.	Portugal	EUROIMMUN Medizinische Labordiagnostika AG
99.	EUROIMMUN (South East Asia) Pte Ltd.	Singapore	EUROIMMUN Medizinische Labordiagnostika AG
100.	PerkinElmer IVD Pte Ltd.	Singapore	Wallac Oy
101.	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer International C.V.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
102.	EUROIMMUN Medical Laboratory Diagnostics South Africa (Pty) Ltd.	South Africa	EUROIMMUN Medizinische Labordiagnostika AG
103.	PerkinElmer South Africa (Pty) Ltd.	South Africa	Wellesley B.V.
104.	EUROIMMUN Diagnostics España, S.L.U.	Spain	EUROIMMUN Medizinische Labordiagnostika AG
105.	Integromics, S.L.	Spain	PerkinElmer España, S.L.
106.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
107.	PerkinElmer Sverige AB	Sweden	Wallac Oy
108.	PerkinElmer Sweden Health Sciences Holdings AB	Sweden	Perten Instruments AB
109.	Perten Instruments AB	Sweden	PerkinElmer Holding Luxembourg S.à r.l. (73%)[15]
110.	Vanadis Diagnostics AB	Sweden	Perten Instruments AB
111.	EUROIMMUN Schweiz AG	Switzerland	EUROIMMUN Medizinische Labordiagnostika AG
112.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
113.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer Holding Luxembourg S.à r.l.
114.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
115.	Özmen Tibbi Laboratuar Teshisleri A.S.	Turkey	EUROIMMUN Medizinische Labordiagnostika AG16
116.	PerkinElmer Saðlýk ve Çevre Bilimleri Ltd.	Turkey	PerkinElmer Holding Luxembourg S.à r.l.
117.	EUROIMMUN UK Ltd.	United Kingdom	EUROIMMUN Medizinische Labordiagnostika AG
118.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
119.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
120.	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
121.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
___________________________

[1]	PerkinElmer Health Sciences, Inc. owns 2%.

[2]	PerkinElmer Holdings, Inc. owns a de minimus share.

[3]	PerkinElmer Holdings, Inc. owns a de minimus share.

[4]	PerkinElmer Holdings, Inc. owns 1%; PerkinElmer Health Sciences, Inc. owns a de minimus share.

[5]	PerkinElmer Holdings, Inc. owns 32%.

[6]	PerkinElmer (Shanghai) Equity Investment Fund Management Co., Ltd. owns 2%.

[7]	Shanghai Sai Ke Si Medical Technology L.P. owns 30%.

[8]	PerkinElmer Holding Luxembourg S.à r.l. owns a de minimus share.

[9]	Surendra Genetic Laboratory & Research Centre Pvt Ltd. owns 9%.

[10]	Wellesley B.V. owns a de minimus share.

[11]	Individual shareholders own 1%.

[12]	Wallac Oy owns 3%.

[13]	PerkinElmer, Inc. owns a de minimus share.

[14]	PerkinElmer CV Holdings, LLC owns 1%.

[15]	PerkinElmer Diagnostics Global Holdings S.à r.l. owns 27%.

[16]	Individual shareholders own de minimus shares.